Exhibit 99.4

DATASIGHT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet has been derived from the unaudited balance sheet of DataSight Corporation (f/k/a LED Lighting Company) (the “Company” or “we”) at September 30, 2018 as reflected in the Company’s Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission, and adjusts such information to give the effect of the acquisition of DataSight, Inc. (“DSI”), as if the transaction had occurred on September 30, 2018, with such DSI balances being derived from the audited DSI September 30, 2018 financial statements included elsewhere in this report.

The following unaudited pro forma combined statement of operations has been derived from the unaudited statement of operations of the Company for the nine months ended September 30, 2018 as reflected in the Company’s Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission, and adjusts such information to give the effect of the acquisition of DSI, as if it would had occurred on January 1, 2018, with such DSI balances being derived from the audited DSI statement of operations for the period from inception (January 22, 2018) to September 30, 2018 included elsewhere in this report.

The unaudited combined pro forma financial statement gives effect to the Share Exchange Agreement between the Company and the Shareholders of DSI which closed on October 8, 2018.

DataSight, Inc. was formed in January 2018, and is headquartered in Las Vegas, Nevada.  We are a leading provider of customized data solutions using unmanned aircraft system/unmanned surface vessel (UAS/USV) workflows, using specialized sensors and advanced collection technology maximizing our proprietary methodology.  We are a data-centric company that uses these mobile sensory systems and specialized data processing built to assist customers in developing data solutions.  The advantage of DataSight is our ability to create specific workflows so our customers can realize the efficiency and safety of sensory data collection to make critical, informed and actionable decisions.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have existed on September 30, 2018.

DATASIGHT CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	DataSight
	Corporation		DataSight, Inc.
	September 30,		September 30,	Pro Forma Adjustments				Pro Forma
	2018		2018	Dr		Cr.		Balances
ASSETS								(Unaudited)

CURRENT ASSETS:
Cash	$3,698		$78,065	$-		$-		$81,763
Accounts receivable, net	-		103,435	-		-		103,435

Total Current Assets	3,698		181,500	-		-		185,198

LONG-TERM ASSETS:
Property and equipment, net	-		154,411	-		-		154,411
Security deposit	-		5,152	-		-		5,152

Total Long-term Assets	-		159,563	-		-		159,563

Total Assets	3,698		341,063	-		-		344,761

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$-		$117,476	$-		$-		$117,476
Accrued expenses	1,893		37,947	-		-		39,840
Fixed asset financing - current	-		10,033	-		-		10,033
Convertible promissory notes	-		103,616					103,616
Note payable	10,000		-					10,000
Due to related party	-		37,000	-		-		37,000

Total Current Liabilities	11,893		306,072	-		-		317,965

LONG-TERM LIABILITIES:
Fixed asset financing - long-term	-		48,646	-		-		48,646

Total Long-term Liabilities	-		48,646	-		-		48,646

Total Liabilities	11,893		354,718	-		-		366,611

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.0001 par value; 8,000,000 shares authorized and 7,317,767 issued and outstanding (pro forma)	-		-	732	(4)	732	(1)	-
Common stock: $0.0001 par value, 100,000,000 shares authorized; 27,890,537 shares issued and outstanding at September 30, 2018, and 8,390,480 shares (pro forma)	2,789		73,178	75,128	(3)(4)	-		839
Additional paid-in capital	4,524,505		721,270	4,536,221	(1)(2)	75,860	(3)(4)	785,414
Accumulated deficit	(4,535,489)		(808,103)	-		4,535,489	(2)	(808,103)

Total Stockholders' Deficit	(8,195)		(13,655)	4,612,081		4,612,081		(21,850)

Total Liabilities and Stockholders' Deficit	$3,698	$	$ 341,063	$4,612,081		$4,612,081		$344,761

See accompanying notes to unaudited pro forma combined financial statements.

DATASIGHT CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	DataSight	DataSight, Inc.
	Corporation
	For the Nine Months	For the Nine Months
	Ended September 30,	Ended September 30,	Pro Forma Adjustments		Pro Forma
	2018	2018	Dr	Cr.	Balances
					(Unaudited)

REVENUE	$-	$247,129	$-	$-	$247,129

OPERATING EXPENSES

Employee Expenses (including stock-based compensation of $49,448 during the nine months ended September 30, 2018)	$-	$617,977	$-	$-	$617,977
Project Costs	-	176,056	-	-	176,056
Selling, General and Administrative	63,754	236,002	-	-	299,756
Depreciation and Amortization	-	19,863	-	-	19,863

Total Operating Expenses	63,754	1,049,898	-	-	1,113,652

LOSS FROM OPERATIONS	(63,754)	(802,769)	-	-	(866,523)

OTHER INCOME (EXPENSE):
Other income	-	-	-	-	-
Interest expense	(581)	(5,334)	-	-	(5,915)

Total Other Income (Expense)	(581)	(5,334)	-	-	(5,915)

LOSS BEFORE PROVISION FOR INCOME TAXES	(64,335)	(808,103)	-	-	(872,438)

INCOME TAXES	-	-	-	-	-

NET LOSS	$(64,335)	$(808,103)	$-	$-	$(872,438)

NET LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(0.00)				$(0.10)

Weighted average shares outstanding:
Basic and diluted	26,521,705				8,390,480

See accompanying notes to unaudited pro forma combined financial statements.

DATASIGHT CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1: Description of Transaction

On October 8, 2018, DataSight Corporation, formerly LED Lighting Company, completed the Amended and Restated Exchange Agreement (the “Exchange Agreement”) with DataSight, Inc. (“DSI”), a Nevada corporation, and the shareholders of DSI (the “DataSight Shareholders”). Under the terms of the Exchange Agreement, the Company acquired DSI through the acquisition of the outstanding stock of DSI. In exchange, the Company agreed to issue to the DataSight Shareholders 7,317,767 shares of the Company’s Series A Convertible Preferred Stock (the “Company Preferred Stock”) and will issue new options to the DataSight Shareholders which hold options. The Company Preferred Stock has 26 to 1 voting rights over the Company common stock and will automatically convert into shares of Company common stock upon the Company’s completion of a reverse stock split.

The Company owns DSI as a subsidiary. The Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to change its name to “DataSight Corporation” and operate the DSI business plan. DataSight uses UAS, specialized sensors and proprietary techniques to gather hard-to-get data in difficult environments to enable DataSight customers to make informed decisions.

On October 11, 2018 the Company’s Board of Directors, approved, a reverse stock split in the ratio of 1 for 26 for all outstanding shares of common stock, as of a record date of October 11, 2018.  As of October 11, the Company had 27,890,537 common shares outstanding. The Series A Convertible Preferred Stock is not subject to the reverse split.

Note 2: Basis of Presentation

The Exchange was treated as a reverse merger and recapitalization of DSI for financial reporting purposes. DSI is considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Exchange will be replaced with the historical financial statements of DSI before the Exchange in future filings with the SEC. The Exchange is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The business combination became effective on October 8, 2018 and has been accounted for as a reverse-merger and recapitalization since the former stockholders of DSI obtained voting and management control of the Company. DSI is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations prior to the Exchange are those of DSI and shall be recorded at the historical cost basis of DSI, and the consolidated financial statements after completion of the Exchange shall include the assets and liabilities of both DSI and the Company and the Company’s consolidated operations from the closing date of the merger. All share and per share information shall be retroactively restated to reflect the recapitalization.

We have derived the Company’s historical financial data at September 30, 2018 from its financial statements contained on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission.

We have derived DSI’s historical financial statements as of September 30, 2018 and the period from inception (January 22, 2018) to September 30, 2018 from DSI’s audited financial statements which are included elsewhere in this Current Report at Exhibit 99.1.

Note 3: Pro Forma Adjustments

The unaudited combined pro forma balance sheet at September 30, 2018 gives effect to (1) to reflect issuance of 7,317,767 Series A Preferred shares, par value $0.0001, pursuant to the Exchange agreement, (2) the reclassification of the Company’s accumulated deficit to paid-in capital as if the merger occurred on September 30, 2018, (3) to reclassify DSI’s common stock balance to paid-in capital, and (4) to reflect the 1:26 stock split for common shareholders of record as of October 11, 2018.  These pro forma adjustment are as follows:

	Debit	Credit
At September 30, 2018

1) To reflect issuance of 7,317,767 Series A Preferred shares pursuant to the Exchange agreement
Additional paid-in capital	$732
Preferred stock		$732

2) To record the reclassification of the Company’s accumulated deficit
Additional paid-in capital	$4,535,489
Accumulated deficit		$4,535,489

3) To record the reclassification of DSI’s Common stock balance
Common stock	$73,178
Additional paid-in capital		$73,178

4) To record the 1:26 common stock split and conversion of Series A Preferred Shares into common shares
Common stock	$1,950
Preferred stock	$732
Additional paid-in capital		$2,682

The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical consolidated financial statements and related notes of the Company and DSI.